EXHIBIT 32.1


                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


In connection with the accompanying Quarterly Report on Form 10-Q of Vyta Corp for the quarter ended September 30, 2008, I, Paul H. Metzinger, President, Chief Executive Officer and Principal Accounting Officer of Vyta Corp, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

     a) such Quarterly Report on Form 10-Q of Vyta Corp for the quarter ended September 30, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     b) the information contained in such Quarterly Report on Form 10-Q of Vyta Corp for the quarter ended September 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of Vyta Corp.





                                /s/ Paul H. Metzinger
                                -----------------------------------
                                Paul H. Metzinger, Chief Executive Officer,
                                President & Principal Accounting Officer


Date:    November 19, 2008



A signed original of this written statement required by Section 906 has been provided to Vyta Corp and will be retained by Vyta Corp and furnished to the Securities and Exchange Commission or its staff upon request.